Exhibit 99.1

         Hungarian Telephone and Cable Announces 2003 Results

    SEATTLE--(BUSINESS WIRE)--March 25, 2004--Hungarian Telephone and Cable Corp. (AMEX:HTC) today announced results for the fourth quarter and year ended December 31, 2003. The Company's net income for the year was $12.4 million.

    RESULTS FOR FOURTH QUARTER

    The Company reported net income attributable to common stockholders of $4.3 million, or $0.35 per share on a diluted basis, for the fourth quarter of 2003, compared to $14.0 million, or $1.11 per share on a diluted basis, for the fourth quarter of 2002. Excluding the exchange losses/gains and deferred income tax expense/benefit, the Company would have reported net income attributable to common stockholders of $4.9 million, or $0.39 per share on a diluted basis, for the fourth quarter of 2003, compared to $4.1 million, or $0.33 per share on a diluted basis, for the fourth quarter of 2002. Adjusted EBITDA increased to $9.6 million for the three months ended December 31, 2003, from $9.3 million for the three months ended December 31, 2002. Income from operations increased to $6.7 million for the fourth quarter of 2003, from $6.5 million for the fourth quarter of 2002. Net measured service and subscription revenues increased $0.6 million to $12.7 million for the three months ended December 31, 2003, from $12.1 million for the three months ended December 31, 2002. Net telephone service revenues increased to $15.4 million for the three months ended December 31, 2003, from $14.3 million for the three months ended December 31, 2002. The Company's interest expense decreased by 17% during the fourth quarter of 2003 to $2.3 million, from $2.8 million for the fourth quarter of 2002. The Company's net foreign exchange loss of $0.6 million for the fourth quarter of 2003, compared to a gain of $4.4 million for the fourth quarter of 2002, reflects the weakening of the Hungarian forint against the euro, by approximately 3% between September 30, 2003 and December 31, 2003, as well as the strengthening of the Hungarian forint against the U.S. dollar, by approximately 5% between September 30, 2003 and December 31, 2003. Net cash provided by operating activities increased 39%, to $8.6 million for the fourth quarter of 2003, from $6.1 million for the fourth quarter of 2002.

    RESULTS FOR YEAR ENDED DECEMBER 31, 2003

    The Company reported net income attributable to common stockholders of $12.4 million, or $0.97 per share on a diluted basis, for the year ended December 31, 2003, compared to $27.2 million, or $2.17 per share on a diluted basis, reported for the year ended December 31, 2002. Excluding the exchange differences and deferred income taxes, the Company would have reported a net income attributable to common stockholders of $18.2 million, or $1.42 per share on a diluted basis, for the year ended December 31, 2003, compared to $13.7 million, or $1.09 per share on a diluted basis, for the year ended December 31, 2002. Adjusted EBITDA increased 14% to $38.0 million for the year ended December 31, 2003, from $33.2 million for the year ended December 31, 2002. Income from operations increased $3.7 million to $26.8 million for the year ended December 31, 2003, from $23.1 million for the year ended December 31, 2002. Net measured service and subscription revenues increased $5.6 million to $50.0 million for the year ended December 31, 2003, from $44.4 million for the year ended December 31, 2002. Net telephone service revenues increased to $59.6 million for the year ended December 31, 2003, from $52.2 million for the year ended December 31, 2002. The Company's interest expense decreased by 13% during the year ended December 31, 2003 to $9.1 million, from $10.4 million for the same period in 2002. The Company's net foreign exchange loss of $5.7 million for the year ended December 31, 2003, compared to a gain of $8.0 million for the year ended December 31, 2002, reflects the weakening of the Hungarian forint against the euro, by approximately 10% between January 1, 2003 and December 31, 2003, being partially offset the approximate 8% appreciation of the Hungarian forint against the U.S. dollar between January 1, 2003 and December 31, 2003. Net cash provided by operating activities increased 29%, to $31.2 million for the year ended December 31, 2003, from $24.2 million for the year ended December 31, 2002.

    COMMENTS FROM OLE BERTRAM

    Commenting on these financial results, Ole Bertram, President and Chief Executive Officer stated, "As our shareholders are hopefully aware, Hungary will join, along with 9 other countries, the European Union on May 1, 2004. This is an important historical milestone both for the Hungarian people, as well as for Hungarian Telephone. The imminent accession into the EU should have many positive affects on the Hungarian economy, which we believe will also positively affect Hungarian Telephone. Hungary recently enacted a new telecommunications law, effective January 1, 2004, which will provide us with many opportunities and challenges. The opportunities in the new law will allow us to look beyond our traditional operating areas for additional customers and revenues, and Hungarian Telephone continues to be focused on achieving its goals of becoming the most efficient full service telecommunications provider in Central Europe and the consolidator of the Hungarian alternative telecommunications market. We feel that because of its operating and financial performance, Hungarian Telephone is well positioned to achieve its goals. The challenges we face as a result of the new law, include competition for customers within our operating areas from other service providers, as well as the effect of regulatory decisions concerning our regulated fees in the future."
    Mr. Bertram went on to say, "I am pleased with Hungarian Telephone's performance in 2003. Although our results for 2003, at first glance, compared to 2002 appear to be not as good, one must remember that in 2002, our results were significantly affected by foreign exchange gains and deferred income tax benefits. Excluding the foreign exchange gains and losses, as well as the deferred income taxes, the Company would have reported a net income of $18.2 million in 2003, as compared to $13.7 million in 2002, a 32% increase. We have only been able to achieve our fine results due to the continued loyalty and dedication of our management and employees."

    NON-GAAP FINANCIAL MEASURES

    The Company uses certain non-GAAP financial measures in evaluating its performance. These include net income excluding certain items and Adjusted EBITDA (earnings before interest expense, interest income, foreign exchange gains/loss, taxes, depreciation and amortization, and other, net). A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures referred to in this press release are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.
    Net income excluding certain items is net income/loss without taking into account the recorded foreign exchange gain/loss and deferred income taxes.
    Adjusted EBITDA is cash flow from operations adjusted for changes in working capital, income taxes paid, interest paid, interest received, and other miscellaneous changes.
    Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating the Company's financial and operational performance; making compensation decisions; planning and budgeting decisions; and financial planning purposes. The Company believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions and (ii) presents measurements that investors and its lending banks have indicated to management are important in assessing the Company and its liquidity. While the Company utilizes these non-GAAP financial measures in managing its business and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on the Company's cash flow. Net income excluding foreign exchange gains/losses does not take into account the foreign exchange gains/losses, however these gains/losses may recur in future periods depending upon currency movements. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.
    The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

    ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

    Hungarian Telephone and Cable Corp. is a provider of telephone, ISDN, Internet and other telecommunications services in the Republic of Hungary. The Company operates nearly 194,000 lines serving over 668,000 people through one Hungarian subsidiary, which has been granted 25-year telecommunications concessions by the Hungarian government in five defined operating regions.

    Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the company's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

                  Hungarian Telephone and Cable Corp.
                         Financial Highlights
                 (In Millions, Except Per Share Data)

                                         Fourth Quarter ended
                                               December 31
                                           2003          2002
                                      -----------------------------
                                       (unaudited)    (unaudited)
Measured Service Revenues                      $7.9          $7.9
Subscription Revenues                           6.1           5.9
Net Interconnect Charges                       (1.3)         (1.7)
                                      -----------------------------
     Net Measured Service and
     Subscription Revenues                     12.7          12.1
Connection Fees                                 0.6           0.7
Other Operating Revenues                        2.1           1.5
                                      -----------------------------
     Telephone Service Revenues, Net           15.4          14.3
                                      -----------------------------
Income from Operations                          6.7           6.5
Net Income Attributable to Common
     Stockholders                               4.3           14.0
Net Income Per
     Common Share:
           Basic                              $0.36          $1.15
           Diluted                            $0.34          $1.11
Weighted Average Number of Shares
     Outstanding:
           Basic                               12.2           12.1
           Diluted                             12.9           12.7


                                                Year ended
                                                December 31
                                             --------------------
                                              2003          2002
                                             --------------------
Measured Service Revenues                     $32.0         $30.3
Subscription Revenues                          24.1          21.0
Net Interconnect Charges                       (6.1)         (6.9)
                                             --------------------
     Net Measured Service and
     Subscription Revenues                     50.0          44.4
Connection Fees                                 2.6           2.5
Other Operating Revenues                        7.0           5.3
                                             --------------------
     Telephone Service Revenues, Net           59.6          52.2
                                             --------------------
Income from Operations                         26.8          23.1
Net Income Attributable to Common
     Stockholders                              12.4           27.2
Net Income Per
     Common Share:
           Basic                              $1.02          $2.25
           Diluted                            $0.97          $2.17
Weighted Average Number of Shares
     Outstanding:
           Basic                               12.2           12.1
           Diluted                             12.8           12.6


                             Balance Sheet

                                 Year Ended            Year Ended
                                 December 31            December 31
                                    2003                   2002
                                    ----                   ----
Current Assets                    $  34.0                $  25.0
Property, Plant and
    Equipment, net                  120.3                  118.7
Total Assets                        176.6                  169.1


Total Current Liabilities            33.6                   29.2
Long Term Debt                       90.8                  102.2
Total Stockholders Equity            46.4                   29.8
Total Liabilities and
  Stockholders Equity               176.6                  169.1


Reconciliation of Non-GAAP Financial Measures:

Net Income to Net Income Excluding Certain Items
(In Millions)
(unaudited)

                                    Three Months Ended   Year Ended
                                        December 31,     December 31,
                                        2003    2002    2003     2002
                                    ----------------------------------
Net Income Attributable to Common
     Stockholders as Reported           $4.3   $14.0   $12.4    $27.2

Foreign Exchange (Gain) Loss            $0.6   ($4.4)   $5.7    ($8.0)
Deferred Income Tax
   Expense (Benefit)                     $ -   ($5.5)   $0.1    ($5.5)
                                    ----------------------------------
Net Income Attributable to Common
     Stockholders Excluding Certain
     Items                              $4.9    $4.1   $18.2    $13.7
                                    ----------------------------------

Net Income Per Share Fully Diluted to Net Income Per Share Fully
Diluted Excluding Certain Items
(unaudited)

                              Three Months Ended          Year Ended
                                 December 31,            December 31,
                                2003     2002           2003    2002
                                ----     ----           ----    ----

Net Income Per Share as
 Reported                      $0.35    $1.11          $0.97   $2.17
Foreign Exchange (Gain)
 Loss                          $0.04   ($0.35)         $0.44  ($0.64)
Deferred Income Tax
 Expense (Benefit)             $ -     ($0.43)         $0.01  ($0.44)
                               ----    -------         -----  -------
Net Income Per Share Excluding
 Certain Items                 $0.39    $0.33          $1.42   $1.09
                               -----    -----          -----   -----

Cash Flow from Operations to Adjusted EBITDA
(In Millions)
(unaudited)

                             Three Months Ended         Year Ended
                                December 31,            December 31,
                               2003       2002         2003     2002
                               ----       ----         ----     ----
Cash Flow from Operations      $8.6       $6.1        $31.2    $24.2
Changes in Working Capital    ($0.7)      $0.4       ($ 0.2)    $1.7
Income Taxes Paid                 -          -         $0.4        -
Interest Paid                  $2.2       $3.6         $7.4     $8.8
Interest Received             ($0.4)     ($0.3)      ($ 1.2)  ($ 1.0)
Other                         ($0.1)     ($0.5)        $0.4   ($ 0.5)
                              ------     ------        ----   -------
Adjusted EBITDA                $9.6       $9.3        $38.0    $33.2
                              ------     ------       -----    -----

    CONTACT: Hungarian Telephone and Cable Corp.
             William T. McGann
             Hungary: (011) 361-474-7700
             U.S.: 206-654-0204